Exhibit 99.1

News Release

Investor Contact

Jay Spitzer

Investor.Relations@Adtalem.com

+1 312-906-6600

Media Contact

Britt Mitchell

AdtalemMedia@Adtalem.com

+1 872-270-0301

Adtalem Global Education Announces New $150 Million Share Repurchase Program

Completes $300 million January 2024 Board-authorized share repurchase program

Reflects operational excellence through Growth with Purpose strategy, robust cash generation and disciplined capital allocation

CHICAGO – May 6, 2025 – Adtalem Global Education Inc. (NYSE: ATGE), the leading healthcare educator in the United States, today announced that its board of directors has authorized a new share repurchase program, which allows Adtalem to repurchase up to $150 million of its common stock through May 2028.

In connection with today’s announcement, Adtalem disclosed that it completed its January 2024 board-authorized $300 million share repurchase program on May 5, 2025, representing a significant return to shareholders. The completed repurchase program had been authorized through January 2027.

“The accelerated completion of our share purchase authorization reflects our unwavering confidence in Adtalem’s strong fundamentals and the enduring value of our Growth with Purpose strategy,” said Steve Beard, chairman and chief executive officer, Adtalem Global Education. “Recent market dislocations have created compelling opportunities to purchase shares at attractive valuations, enhancing shareholder value. Moving forward, we will maintain a disciplined yet dynamic allocation approach, prioritizing investments to expand program capacity across our portfolio to drive accelerated growth through 2027 and beyond. By leveraging robust cash flow, we aim to broaden access to high-demand healthcare education, bring new capacity to market and return excess to shareholders.”

Since February 2022, the company has returned $763 million to shareholders, reducing shares outstanding by 28% at an average share repurchase price of approximately $49. The company has approximately 36 million shares of common stock outstanding as of May 5, 2025.

“Execution against our organic growth strategy continues to yield healthy financial returns. Our cash generation has strengthened our balance sheet, affording us the ability to capture opportunities for high-return capital deployment,” said Bob Phelan, senior vice president and chief financial officer, Adtalem Global Education.

Under today’s new share repurchase authorization, the timing and amount of any repurchases will be determined by management based on evaluation of market conditions and other factors. These repurchases may be made through open market purchases, accelerated share repurchases, privately negotiated transactions or otherwise. Any purchases will be at such times and in amounts as the company has approved in accordance with applicable rules and regulations. The repurchases will be funded through available cash balances and ongoing business operating cash generation, and may be suspended or discontinued at any time.

Third Quarter Fiscal Year 2025 Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its third quarter fiscal year 2025 results on Thursday, May 8, 2025, after financial markets close at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) and stating “Adtalem earnings call” or by using conference ID: 13752889. The call will be simulcast through the Adtalem investor relations website at: https://investors.adtalem.com.

Adtalem will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13752889, or visit the Adtalem investor relations website.

About Adtalem Global Education

Adtalem Global Education is the leading provider of healthcare education in the U.S., shaping the future of healthcare by preparing a practice-ready workforce with high-quality academic programs. We innovate education pathways, align with industry needs and empower individuals to reach their full potential. Our commitment to excellence and access is reflected in our expansive network of institutions, serving over 90,000 students and supported by a strong community of approximately 350,000 alumni and nearly 10,000 dedicated employees. Visit Adtalem.com for more information and follow us on LinkedIn, Instagram and Facebook.

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